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                                                                   Exhibit 99(b)

                     REVOCABLE PROXY/VOTING INSTRUCTION CARD

                       AFFILIATED COMMUNITY BANCORP, INC.

                    Proxy for Special Meeting of Stockholders
                           to be Held on June 10, 1998

                This proxy is solicited by the Board of Directors

      The undersigned hereby constitutes and appoints Jack E. Chappell and Timothy J. Hansberry, or either of them as Proxies of the undersigned, with full power to appoint his substitute, and authorizes each of them to represent and to vote all shares of Common Stock of Affiliated Community Bancorp, Inc. (the "Company") held by the undersigned as of the close of business on May 7, 1998 at the Special Meeting of Stockholders to be held at [the Sheraton
Lexington Inn, 727 Marrett Road, Route 2A, Lexington, Massachusetts] on Wednesday, June 10, 1998 at 10 a.m., or at any adjournments or postponements thereof.

      When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR Proposal 1. In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof. A stockholder wishing to vote in accordance with the Board of Directors' recommendation need only sign and date this proxy and return it in the enclosed envelope.

      The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Special Meeting of Stockholders and the Joint Proxy Statement--Prospectus with respect thereto, and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

            (Continued, and to be signed and dated, on reverse side)

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SEE
REVERSE
SIDE
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|X|  PLEASE MARK VOTE
     AS IN THIS EXAMPLE

1.) Proposal to approve and adopt the Affiliation Agreement and Plan of Reorganization, dated as of December 15, 1997 (the "Affiliation Agreement"), among the Company, UST Corp. ("UST"), and Mosaic Corp. ("Mosaic"), a wholly-owned subsidiary of UST, and the transactions contemplated thereby, pursuant to which the Company will merge with and into Mosaic, and each outstanding share of Common Stock of the Company will be converted into 1.41 shares of UST Common Stock, upon the terms and subject to the conditions set forth therein, as described in the accompanying Joint Proxy Statement-Prospectus. A copy of the Affiliation Agreement is attached as Appendix A to the accompanying Joint Proxy Statement-Prospectus.

     For       Against        Abstain
     |_|        |_|             |_|

Mark Here For
Address Change And
Note At Left
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Mark Here
If You Plan
To Attend
The Meeting
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Please Date, Sign and Mail Your Proxy Card Promptly in the Enclosed Envelope

Please sign name exactly as shown. Where there is more than one holder, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such, if executed by a corporation, the proxy should be signed by a duly authorized person, stating his or her title or authority.